UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CAVALIER HOMES, INC.
(Name of Registrant as Specified in Its Charter)

LEGACY HOUSING, LTD.
GPLH, LC
SHIPLEY BROTHERS, LTD.
K-SHIPLEY, LLC
D-SHIPLEY, LLC
B-SHIPLEY, LLC
FEDERAL INVESTORS SERVICING, LTD
FEDERAL INVESTORS MANAGEMENT, L.C.
KENNETH E. SHIPLEY
CURTIS D. HODGSON
DOUGLAS M. SHIPLEY
BILLY J. SHIPLEY
MICHAEL R. O’CONNOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The participants named herein are filing materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with the solicitation of proxies for the election of three nominees as directors at the 2009 annual meeting of stockholders of Cavalier Homes, Inc.

Item 1:  On March 12, 2009, the participants issued the following press release:

STOCKHOLDER GROUP NOMINATES THREE DIRECTORS
TO THE CAVALIER HOMES BOARD

Demands Stockholder List

FORT WORTH, TEXAS, March 12, 2009 – A group of concerned stockholders of Cavalier Homes, Inc. (AMEX:CAV) announced today that it has demanded a list of stockholders from Cavalier, in connection with the group’s nomination of three directors to the Cavalier board of directors at the 2009 annual meeting of stockholders.  The nominees, Michael R. O’Connor, Kenneth E. Shipley and Curtis D. Hodgson, together with their affiliates, beneficially own approximately 9.5% of Cavalier’s common stock.

In January 2009, the Cavalier stockholder group attempted to initiate a dialogue with Cavalier on how best to maximize stockholder value.  However, despite being significant stockholders of Cavalier, the group received no direct response.  This prompted the Cavalier stockholder group to seek the election of its nominees to the board at the 2009 annual meeting, in opposition to three of Cavalier’s incumbent directors.  The Cavalier stockholder group questions whether Cavalier’s recent announcement to expand the board’s size and appoint three new directors was in response to the group’s nomination.  “While we believe the board could benefit from new qualified directors with industry experience, we unfortunately believe the addition of these directors, with little or no experience in the manufactured housing industry, was an attempt to further entrench the board and is a ‘smoke screen’ to avoid addressing our concerns with Cavalier’s continued poor performance,” said Kenneth Shipley, adding, “On the other hand, our nominees collectively have over 100 years of experience in the manufactured housing industry, including the fields of manufacturing, retail sales, wholesale sales, park development, wholesale lending and retail lending.”

Cavalier has been struggling financially.  Fourth quarter sales in 2008 were down 48% (year-over-year) and profits from manufacturing have been anemic.  The Cavalier stockholder group believes Cavalier should refocus its business on the significant profit opportunities in wholesale lending and retail lending and is gravely concerned with Cavalier’s recent sale of CIS Financial Services Inc.  The Cavalier stockholder group further believes that Cavalier’s recent retention of Avondale Partners to explore “strategic alternatives” in this down market instills little confidence that the present board has any viable plan for restoring Cavalier to profitability.

With its recent board expansion, Cavalier now has a total of eight directors.  The Cavalier stockholder group is seeking to replace three incumbent directors whose terms of office expire at the annual meeting.  “We have assembled a slate of highly qualified director nominees who have successfully managed mobile home businesses through good times and bad times.  We believe our nominees will bring a solid plan for growth and profitability to the board,” stated Shipley.

The Cavalier stockholder group’s director nominees are:

•
Michael R. O’Connor (Age 70).  Mr. O’Connor is currently retired.  From 1992 to 2006, Mr. O’Connor worked as a field manager for Clayton Mobile Homes, a national mobile and manufactured home company, with responsibilities in New Mexico, Colorado, Arizona and Texas. From 1986 to 1991, Mr. O’Connor headed an office for Security Pacific Bank (prior to its acquisition by Bank of America) focusing on manufactured home finance.  From 1985 to 1986, Mr. O’Connor owned and operated A Bar K, a retail manufactured home business in Buda, Texas.  From 1961 to 1984, Mr. O’Connor was employed by GE Capital and carried out various responsibilities relating to the manufactured home business and finance.

•
Kenneth E. Shipley (Age 50).  Mr. Shipley co-founded Legacy Housing, LTD., a company that primarily engages in the business of mobile home financing, manufacturing and consignment, in May 2005.  Mr. Shipley has served as (i) manager, president and assistant secretary of GPLH, LC, the general partner of Legacy, since May 2005; (ii) manager and president of K-Shipley, LLC, the general partner of Shipley Brothers, LTD., which is a member and manager of GPLH, since March 2001; (iii) manager of Federal Investors Management, L.C., which is the general partner of Federal Investors Servicing, LTD, a company that primarily engages in the business of mobile home financing, since 1990; and (iv) owner and operator of Bell Mobile Homes, a wholesaler and retailer of manufactured homes in Levelland, Texas, since 1981.  Mr. Shipley owns several manufactured home parks and has an extensive portfolio of “in-house financed notes” secured by manufactured homes.

•
Curtis D. Hodgson (Age 54).  Mr. Hodgson co-founded Legacy in May 2005. Mr. Hodgson has served as: (i) manager, vice president and secretary of GPLH since May 2005; and (ii) the sole stockholder and president of Cusach, Inc, a wholesaler and retailer of manufactured homes, since 1980. Mr. Hodgson has owned and operated numerous businesses, including businesses with financial and real estate holdings, has owned and operated several manufactured home retail operations and manufactured home parks and has an extensive portfolio of “in-house financed notes” secured by manufactured homes.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The participants named below (the “Cavalier Stockholder Group”) intend to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of nominees at the 2009 Annual Meeting of Stockholders of Cavalier Homes, Inc. (the “Company”).

 THE CAVALIER STOCKHOLDER GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL FREE NUMBER: (877) 259-6290.

The participants in the proxy solicitation are Legacy Housing, LTD. (“Legacy”), GPLH, LC (“GPLH”), Shipley Brothers, LTD. (“Shipley Brothers”), K-Shipley, LLC (“K-Shipley”), D-Shipley, LLC (“D-Shipley”), B-Shipley, LLC (“B-Shipley”), Federal Investors Servicing, LTD (“Federal Investors”), Federal Investors Management, L.C. (“Federal Management”), Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy J. Shipley and Michael R. O’Connor (collectively, the “Group”).  Legacy owns 155,000 shares of common stock of the Company (the “Shares”).  GPLH is the general partner of Legacy.  By virtue of this relationship, GPLH may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  Shipley Brothers is a member and manager of GPLH.  Shipley Brothers owns 637,932 Shares.  By virtue of its relationship with GPLH, Shipley Brothers may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  K-Shipley, D-Shipley and B-Shipley are the general partners of Shipley Brothers.  By virtue of these relationships, K-Shipley, D-Shipley and B-Shipley may each be deemed to beneficially own the 637,932 Shares owned by Shipley Brothers and the 155,000 Shares owned by Legacy.  Federal Investors owns 133,000 Shares.  Federal Management is the general partner of Federal Investors.  By virtue of this relationship, Federal Management may be deemed to beneficially own the 133,000 Shares owned by Federal Investors.  Kenneth Shipley is manager, president and assistant secretary of GPLH, the sole member, manager and president of K-Shipley and a member and manager of Federal Management.  By virtue of his relationship with GPLH and K-Shipley, Kenneth Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  By virtue of his relationship with Federal Management, Kenneth Shipley may also be deemed to beneficially own the 133,000 Shares owned by Federal Investors.   Douglas Shipley is the sole member, manager and president of D-Shipley, the secretary of Federal Management and is employed by Shipley Brothers as an installer of manufactured homes.  By virtue of his relationship with D-Shipley, Douglas Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  By virtue of his relationship with Federal Management, Douglas Shipley may also be deemed to beneficially own the 133,000 Shares owned by Federal Investors.  Billy Shipley is the sole member, manager and president of B-Shipley, the vice president of Federal Management and is employed by Shipley Brothers as an installer of manufactured homes.  By virtue of his relationship with B-Shipley, Billy Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.   By virtue of his relationship with Federal Management, Billy Shipley may also be deemed to beneficially own the 133,000 Shares owned by Federal Investors. Curtis Hodgson is a member, manager and the vice president and secretary of GPLH.  Curtis Hodgson owns 765,000 Shares.  By virtue of his relationship with GPLH, Mr. Hodgson may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  Michael O’Connor owns 300 Shares.  Each member of the Group, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to beneficially own the Shares owned in the aggregate by the other members of the Group.  Each member of the Group disclaims beneficial ownership of the Shares he/it does not directly own.

Contact:

Curtis D. Hodgson
(972) 661-1821